Exhibit 32.2
CERTIFICATION
Pursuant to 18 United States Code Section 1350,
As adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
The undersigned hereby certifies that, to my knowledge, the Annual Report on Form 10-K for the period ended December 31, 2025 of Graphic Packaging Holding Company (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles D. Lischer
Name: Charles D. Lischer
Title: Senior Vice President, Chief Accounting Officer and Interim Chief Financial Officer
March 2, 2026